                                                                   Exhibit 10.14

            COLUMBIA EQUITIES, LTD, A SUBSIDIARY OF OCEANFIRST BANK
                             EMPLOYMENT AGREEMENT


     This AGREEMENT is made effective as of August 18, 2000, by and among Columbia Equities, Ltd., a subsidiary of OceanFirst Bank (the "Company"), with its principal administrative office at 150 White Plains Road, Tarrytown, New York, and Robert M. Pardes ("Executive").

     WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Company for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES
     -----------------------------

     During the period of Executive's employment under this Agreement, Executive agrees to serve as President of the Company. Executive shall render administrative and management services to the Company such as are customarily performed by persons situated in a similar executive capacity, and as the Board of Directors of the Company (the "Board") and the chief executive officer of OceanFirst Bank (the "Bank") may from time to time determine.

2.   TERMS AND DUTIES
     ----------------

     (a) The term of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing on each anniversary thereafter, the Board may extend the Agreement an additional year such that the remaining term of the Agreement shall be three (3) years unless the Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8 of this Agreement. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended.

     (b) During the period of Executive's employment hereunder, the Executive will devote approximately 50% of his time performing duties as the Executive Vice President, Director of Residential Lending of the Bank. Except for periods of time spent by Executive

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

performing duties at the Bank, and except for absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder, including activities and services related to the organization, operation and management of the Company and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Company, or materially affect the performance of Executive's duties pursuant to this Agreement.

     (c) During the term of this Agreement Executive shall have the right to select the closing counsel the Company uses in its lending operations, including, but not limited to, Pardes & Pardes and its network of closing counsel, provided that any such closing counsel pays its own overhead and performs all services under terms no less favorable than available generally in the market.

     (d) Notwithstanding anything in this Agreement to the contrary, Executive's employment with the Company may be terminated by the Company or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.   COMPENSATION AND REIMBURSEMENT
     ------------------------------

     (a) Executive shall receive from the Company as compensation a salary of $81,500 per year ("Base Salary"), plus additional incentive compensation paid under the Performance Achievement Awards Program ("PAAP") cash bonus plan, which may entitle Executive to earn additional compensation in a targeted amount equal to 35% of the Company Base Salary based on the terms of the PAAP. Base Salary shall be paid in accordance with the normal payroll practices of the Company. Base Salary shall include any amounts of compensation otherwise payable by the Company as Base Salary but deferred by Executive under any qualified or unqualified plan maintained by the Company or the Bank. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by the Board or by a Committee of the Board, delegated such responsibility by the Board. The Committee or the Board may increase Executive's Base Salary. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement.

     (b) The Company will provide Executive with the opportunity to participate in or receive benefits under any employee benefit plan made available to employees of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

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     (c) In addition to the Base Salary provided for by paragraph (a) of this
Section 3 and other compensation provided for by paragraph (b) of this Section 3, the Company shall pay or reimburse Executive for all reasonable travel, automobile, telephone and other reasonable expenses incurred in the performance of Executive's obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION
     --------------------------------------------------

     (a) Upon the occurrence of an Event of Termination (as defined in this Agreement) during Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Company of Executive's full-time employment hereunder (including termination of the Executive by the Bank from his position as a Senior Vice President of the Bank) for any reason except for Termination for Cause, as defined in Section 7 of this Agreement; (ii) Executive's resignation from the Company's or the Bank's employ upon any (A) failure to appoint or reappoint Executive as President of the Company or Senior Vice President of the Bank, unless consented to by the Executive, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 of this Agreement or which has a similar effect on Executive's position as a Senior Vice President of the Bank, unless consented to by Executive, (C) a relocation of Executive's place of employment by more than 25 miles from either the Tarrytown, New York office of the Company or the main office of the Bank in Toms River, New Jersey, unless consented to by the Executive, a material reduction in the benefits and perquisites to the Executive from those being provided by Company as of the effective date of this Agreement, unless consented to by the Executive, or (D) breach of this Agreement by the Company or a breach of the Executive's Change in Control Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C) or (D) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8 of this Agreement, the Company shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, an amount equal to the sum of the remaining payments of Company Base Salary and base salary at the Bank, including any incentive compensation under the PAAP (determined by reference to the rate of Base Salary payable to Executive as of his Date of Termination) that the Executive would have earned from the Company if he had continued his employment with the Company during the remaining term of this Agreement. At the election of the Executive, which election is to be made prior to an Event of Termination, such payments shall be made in a lump sum as of the Executive's Date of Termination. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the

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remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment with the Company.

     (c) Upon the occurrence of an Event of Termination, the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage provided by the Company for Executive prior to his termination at no premium cost to the Executive, except to the extent such coverage may be changed in its application to all Company employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5.   CHANGE IN CONTROL
     -----------------

     (a) For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if and when:

          (i) the Company transfers substantially all of its assets to another corporation or entity which is not an affiliate of the Bank or OceanFirst Financial Corp. (the "Holding Company"); and

          (ii) the Company is merged or consolidated with another corporation or entity (other than the Bank or OceanFirst Financial Corp. or affiliate thereof) and, as a result of the such merger or consolidation, less than fifty-one (51) percent of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Company.

     In addition to the foregoing, a Change in Control shall include a "Change in Control" of the Bank or the Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, or the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities purchased by any employee benefit plan of the Bank or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to

                                      40
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the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or the Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods, or (D) a proxy statement is distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or the Holding Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company then outstanding.

     (b) If a Change in Control has occurred pursuant to Section 5(a) or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), and (d) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement due to: (1) Executive's dismissal, or (2) Executive's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility (including at the Bank level) material reduction in annual Base Salary or benefits or material change in his place of employment as reflected by past practice (it being understood that Executive will spend approximately 50% of his time working at the executive office of the Company in Tarrytown, New York and 50% of his time at the Bank's administrative office in Toms River, New Jersey), by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of his death or termination for Cause.

     (c) Upon Executive's entitlement to benefits pursuant to Section 5(b), the Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to three (3) times Executive's average annual Company compensation for the five most recent taxable years that Executive has been employed by the Company or such lesser number of years in the event Executive has been employed by the Company for less than five years. For purposes of this Section 5, average annual Company compensation shall include base salary, commissions and bonuses and exclude any compensation received by the Executive for services rendered to the Bank. At the election of the Executive, which election is to be made prior to a Change in Control, such payment shall be made in a lump sum as of the Executive's Date of Termination. In the event that no election is made, payment to the Executive will be made in approximately equal installments on a monthly basis over a period of thirty-six (36) months following the Executive's termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

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     (d) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage provided by the Company for Executive prior to his severance at no premium cost to the Executive, except to the extent that such coverage may be changed in its application for all Company employees on a non-discriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) months following the Date of Termination.

6.   CHANGE OF CONTROL RELATED PROVISIONS
     ------------------------------------

     Notwithstanding the provisions of Section 5, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") or otherwise constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Section 5 shall be determined by Executive.

7.   TERMINATION FOR CAUSE
     ---------------------

     The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 of this Agreement through the Date of Termination for Cause, stock options granted to Executive under any stock option plan shall not be exercisable, nor shall any unvested stock awards granted to Executive under any stock benefit plan of Ocean Financial Corp. vest. At the Date of Termination for Cause, such stock options and such unvested stock awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

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8.   NOTICE
     ------

     (a) Any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty days from the date such Notice of Termination is given.).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, in the event the Executive is terminated for reasons other than Termination for Cause, the Company will continue to pay Executive his Base Salary in effect when the notice giving rise to the dispute was given until the earlier of: 1) the resolution of the dispute in accordance with this Agreement or 2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9.   POST-TERMINATION OBLIGATIONS
     ----------------------------

     All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 and Sections 10 and 11. Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.  NON-DISCLOSURE
     --------------

     (a) In consideration of the compensation to be received by the Executive from the Company, the Executive shall not during the period Executive is employed by the Company, engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or to be a director, officer, employee or partner of, any business or organization that is or shall then be competing with the Company .

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     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof to any person, firm, Company, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose information regarding the business activities of the Company to a State Banking Department, OTS and the Federal Deposit Insurance Corporation ("FDIC") pursuant to a formal regulatory request.

     (c) The parties hereto, recognizing that irreparable injury will result to the Company, its business and property in the event of Executive's breach of this Section 10 and agree that in the event of any such breach by Executive, the Company, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

11.  NON-COMPETE AND NON-SOLICITATION
     --------------------------------

     Executive recognizes the highly competitive nature of the mortgage banking business and agrees that the value and goodwill of the Company would be substantially impaired if Executive failed to comply with his obligations hereunder. Accordingly, for a period of two (2) years after Executive's resignation or Termination for Cause from the Company pursuant to Section 7 hereof, Executive hereby agrees not to compete with the Company in any city, town or county in which the Bank or Company maintains an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the business of the Company or Bank.

     Furthermore, Executive agrees that for a period of two (2) years after Executive's resignation or termination from the Company pursuant to either
Section 4 or Section 7 of the Agreement, Executive will: (i) not interfere or attempt to interfere with any business relationship of the Company and shall not induce or attempt to induce any supplier, customer, agent, dealer or representative to cease doing business with the Company from the date hereof until the second anniversary of his termination with the Company; and (ii) Executive shall not solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the Company to terminate its, his or her relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving investment advisory services with any employee, agent or consultant, or former employee, agent or consultant of the Company who was employed by or acted as an agent or consultant to the

                                      44
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Company at any time during the one year period preceding the termination of
Executive's employment.

     The parties hereto, recognizing that irreparable injury will result to the Company, its business and property in the event of Executive's breach of this
Section 11 agree that in the event of any such breach by Executive, the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof to any person, firm, company, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and confidential activities of the Company or Bank. Further, Executive may disclose information regarding the business activities of the Bank to the OTS and the Federal Deposit Insurance Corporation ("FDIC") pursuant to a formal regulatory request or otherwise if compelled to disclose such information by law. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

12.  SOURCE OF PAYMENTS
     ------------------

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company, provided, however, such payment and any benefits due hereunder shall be guaranteed by OceanFirst Financial Corp., the parent holding company of the Bank, if not paid or provided by the Company.

13.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS
     -------------------------- ---------------------------

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14.  NO ATTACHMENT
     -------------

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Company and their respective successors and assigns.

15.  MODIFICATION AND WAIVER
     -----------------------

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16.  SEVERABILITY
     ------------

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.  HEADINGS FOR REFERENCE ONLY
     ---------------------------

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.  GOVERNING LAW
     -------------

     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without regard to its conflict of law principles.

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19.  ARBITRATION
     -----------

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

20.  PAYMENT OF COSTS AND LEGAL FEES
     -------------------------------

     All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

21.  INDEMNIFICATION
     ---------------

     (a) The Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) as permitted under New Jersey law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     (b) Any payments made to Executive pursuant to this Section are subject to and conditioned upon compliance with 12 C.F.R.' 545.121 and any rules or regulations promulgated thereunder.

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22.  SUCCESSOR TO THE COMPANY
     ------------------------

     The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the the Company would be required to perform if no such succession or assignment had taken place.

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                                   SIGNATURES

     IN WITNESS WHEREOF, Columbia Equities, Ltd., a subsidiary of OceanFirst Bank caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and director, and Executive has signed this Agreement, on the 18th of August, 2000.



ATTEST:                             COLUMBIA EQUITIES, LTD., a
                                    subsidiary of
                                    OCEANFIRST BANK



                                    By: /s/ John R. Garbarino
------------------------            ------------------------------
Secretary                                John R. Garbarino
                                         For the Entire Board of Directors



WITNESS:                            EXECUTIVE



                                      /s/ Robert M. Pardes
------------------------            ------------------------------
                                          Robert M. Pardes


Seal

                                      49